Exhibit 10.25

SIXTH AMENDMENT TO THE 2002 AMENDED SERVICING AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 17th day of January, 2006 to that certain 2002 Amended Servicing Agreement (“Agreement”) by and between BOSTON SERVICE COMPANY, INC. (“BSC”) and AUTO LENDERS LIQUIDATION CENTER, INC. (“Auto Lenders”).

BACKGROUND

BSC and Auto Lenders wish to amend the Amended Servicing Agreement by changing language in the Second Amendment to the 2002 Servicing Agreement and inserting additional language to Paragraph 4 – Delivery & Reconditioning of Vehicles and by inserting the agreed upon Servicing Fee for calendar year 2008 within Paragraph 9. All other terms and conditions remain in full force and effect.

Change to Fourth Amendment to the Amended Servicing Agreement

Amendment to Paragraph 4 – Delivery and Reconditioning of Vehicles

The paragraph will limit the amount of reimbursed expense by BSC to Auto Lenders covering the period of 02/01/06 through 12/31/06 to $625,000 per month. This amount will only apply to invoices dated during the year 2006 and submitted for reimbursement.

Amendment to Paragraph 9 – Consideration

This paragraph shall be amended as it pertains to the Guarantee Fees found under Paragraph B (iv) in which the agreed upon Guarantee Fee for the calendar year 2008 will appear as follows:

The Guarantee Fee will be $250,000 per month for the period 01/01/08 through 12/31/08.

IN WITNESS WHEREOF, BSC and Auto Lenders have caused this Sixth Amendment to the 2002 Amended Servicing Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed thereto the day and year written beneath their signatures below; each intending this Amendment shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest:	/s/ BEVERLEY SHOEMAKER	By:	/s/ MICHAEL WIMMER
	[Assistant] Secretary	Title:	Pres.

(Corp. Seal)		Dated: 1-17-06

BOSTON SERVICE COMPANY, INC. t/a HANN FINANCIAL SERVICE CORP.

Attest:	/s/ LAURA FIELDS	By:	/s/ CHARLES DOVICO
	[Assistant] Secretary	Title:	President and CEO

(Corp. Seal)		Dated: 1/17/06